Exhibit 21.1

LIST OF SUBSIDIARIES OF

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Name of Subsidiary	State/County Of Incorporation/ Organization	Parent
Roadrunner Transportation Services, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload Agent Investment, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Prime Distribution Services, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Group Transportation Services Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
International Transportation Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload, LLC	Delaware	Roadrunner Transportation Systems, Inc.
M. Bruenger & Co., Inc.	Delaware	Roadrunner Transportation Services, Inc.
Bullet Transportation Services, LLC	Delaware	Roadrunner Transportation Services, Inc.
Morgan Southern Inc.	Delaware	Roadrunner Transportation Services, Inc.
Group Transportation Services, Inc.	Delaware	Group Transportation Services Holdings, Inc.
MESCA Freight Services, LLC	Delaware	Group Transportation Services Holdings, Inc.
Great Northern Transportation Services, LLC	Delaware	Group Transportation Services, Inc.
Alpha Freight Systems, LLC	Delaware	Group Transportation Services, Inc.
Capital Transportation Logistics, LLC	Delaware	Group Transportation Services, Inc.
CTL Brokerage, LLC	Delaware	Group Transportation Services, Inc.
World Transport Services, LLC	Delaware	MESCA Freight Services, LLC
Beech Hill Enterprises, LLC	Delaware	MESCA Freight Services, LLC
Midwest Transit, Inc.	Canada	International Transportation Holdings, Inc.
Sargent Trucking, LLC	Delaware	Roadrunner Truckload, LLC
B&J Transportation, LLC	Delaware	Roadrunner Truckload, LLC
Midwest Carriers, LLC	Delaware	Roadrunner Truckload, LLC
Smith Truck Brokers, LLC	Delaware	Roadrunner Truckload, LLC
Big Rock Transportation, LLC	Delaware	Roadrunner Truckload, LLC
G&J Carriers, LLC	Delaware	Sargent Trucking, LLC